Exhibit 99.1

TransDigm Comments on DOD IG Report
CLEVELAND, December 13, 2021 /PRNewswire/ -- TransDigm Group Incorporated (NYSE:TDG) (“TransDigm” or “the Company”) today issued the following statement regarding a report issued by the Inspector General Department of Defense (“DoD”) on its audit of TransDigm and select firm-fixed price contracts between the DoD and TransDigm businesses:

“The report makes clear that there was no wrongdoing by TransDigm, its businesses, or by the DoD. TransDigm agrees with that conclusion.

However, TransDigm disagrees with many of the implications contained in the report, and objects to the use of arbitrary standards and analysis which render many areas of the report inaccurate and misleading. These include:

•The report expressly acknowledges that it used arbitrary standards that are not applicable to the audited contracts and warns that its arbitrary standards should not be used in the future. The use of inapplicable standards results in flawed analysis and is misleading.

•The report ignores significant real costs incurred by the business and contrary to law reports these costs as excess profit.

•The report presents profit percentages in a misleading and provocative manner. This includes computing profit as a percentage of cost rather than as a percentage of revenue—the internationally recognized method and business standard.

•Despite data demonstrating that the DoD paid lower prices compared to the commercial prices for similar parts, the report did not conduct a price analysis and instead implies that the DoD negotiated prices that were too high.

Since 2019, TransDigm has invested considerable resources to better support the DoD and provide more information about the value of its products. For this audit, TransDigm provided full access and cooperation to the IG to help promote a complete and accurate assessment of the Company and the value the Company provides to the DoD through its businesses.

Through regular engagement with DoD officials, there have been improvements to the procurement process, and the Company has received positive feedback from DoD customers. TransDigm and its businesses look forward to continuing these efforts and their support of the DoD.”

More information regarding TransDigm’s work with the DoD can be found at www.tdgdod.com.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, batteries and chargers, engineered latching and locking devices, engineered rods, engineered connectors and elastomer sealing solutions, databus and power controls, cockpit security components and systems, specialized and advanced cockpit displays, engineered audio, radio and antenna systems, specialized lavatory components, seat belts and safety restraints, engineered and customized interior surfaces and related components, advanced sensor products, switches and relay panels, thermal protection and insulation, lighting and control technology, parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believe," "may," "will," "should," "expect," "intend," "plan," "predict," "anticipate," "estimate," or "continue" and other words and terms of similar meaning may identify forward-looking statements. All forward-looking statements involve risks and uncertainties that could cause TransDigm Group’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the impact that the COVID-19 pandemic has on the TransDigm Group's business, results of operations, financial condition and liquidity; the sensitivity of TransDigm Group's business to the number of flight hours that its customers’ planes spend aloft and its customers’ profitability, both of which are affected by general economic conditions; future geopolitical or other worldwide events; cyber-security threats, natural disasters and climate change-related events; TransDigm Group's reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier including government audits and investigations; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; TransDigm Group's indebtedness; potential environmental liabilities; liabilities arising in connection with litigation; climate-related regulations; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with TransDigm Group's international sales and operations; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Investor Relations
216-706-2945
ir@transdigm.com